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                                EXHIBIT NO. 11
                      ANALYSTS INTERNATIONAL CORPORATION
                      COMPUTATION OF NET INCOME PER SHARE
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(IN THOUSANDS EXCEPT                         Three Months Ended              Nine Months Ended
PER SHARE AMOUNTS)                                March 31                        March 31
                                             ------------------              -----------------
                                             1995          1994              1995         1994
                                             ----          ----              ----         ----
PRIMARY:

Weighted average number of common
shares outstanding                          7,228         7,110             7,174        7,091

Dilutive stock options after application
of treasury stock method                       69            89                75          127
                                           ------        ------            ------       ------
Weighted average number of common and
common equivalent shares outstanding        7,297         7,199             7,249        7,218
                                           ------        ------            ------       ------
                                           ------        ------            ------       ------

Net income                                 $2,867        $1,714            $7,907       $5,680
                                           ------        ------            ------       ------
                                           ------        ------            ------       ------

Per share amount                           $  .39        $  .24            $ 1.09       $  .79
                                           ------        ------            ------       ------
                                           ------        ------            ------       ------

FULLY DILUTED:

Weighted average number of common
shares outstanding                          7,228         7,110             7,174        7,091

Dilutive stock options based on the
treasury stock method using the end
of the period market price, if higher
than average market price                      94           103               96          135
                                           ------        ------            -----        -----

Weighted average number of common and
common equivalent shares outstanding        7,322         7,213            7,270        7,226
                                           ------        ------           ------       ------
                                           ------        ------           ------       ------

Net income                                 $2,867        $1,714           $7,907       $5,680
                                           ------        ------           ------       ------
                                           ------        ------           ------       ------

Per share amount                          $   .39        $  .24           $ 1.09       $  .79
                                          -------        ------           ------       ------
                                          -------        ------           ------       ------
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